UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2015

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 30, 2015, ChromaDex, Inc. (“ChromaDex”), a California corporation and wholly owned subsidiary of ChromaDex Corporation, a Delaware corporation (the “Registrant”), entered into a joint development agreement (“JDA”) with The Procter & Gamble Company (“P&G”).  Under the terms of the JDA, ChromaDex and P&G will identify and develop stable forms of ChromaDex’s leading ingredient, NIAGEN® nicotinamide riboside (“Stable NR”), the cost of such development, including but not limited to human clinical studies and consumer research, to be paid by P&G.  P&G will have exclusive rights to the Stable NR for use in specific consumer product fields for both existing and new P&G branded products.  P&G has paid ChromaDex an upfront payment and will make additional payments based on the achievement of certain milestones.

The JDA further provides that by the later of October 30, 2016 or six months from the development of the Stable NR, the parties will commence good faith negotiations to enter into an exclusive supply agreement pursuant to which ChromaDex will supply P&G with Stable NR. The JDA has a term of two years unless terminated earlier by either party with 90 days written notice.

The foregoing is a summary of the material terms of the JDA and does not purport to be complete. You should read the complete Agreement, which shall be attached as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ending on January 2, 2016.

ITEM 8.01	OTHER EVENTS.

On November 5, 2015, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the JDA.  The press release is filed herewith and incorporated by reference in this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 5, 2015

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 5, 2015

CHROMADEX CORPORATION By: /s/ Frank L. Jaksch Jr. Name: Frank L. Jaksch Jr. Title: Chief Executive Officer